March 31, 2014

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

In April of 2005, George L. Engelke, Jr., then chairman, president and CEO of Astoria Federal and chairman of the Federal Home Loan Bank of New York, testified on behalf of the Home Loan Banks before the Senate Banking Committee. In response to a question regarding the future of the Home Loan Banks, George stated:

“For as long as we have community banks, the Federal Home Loan Banks should be there to help them fulfill their public policy mission.”

Mr. Engelke may no longer be our chairman, but nine years later, our purpose remains the same. This is the purpose I have pursued for 21 years as president of your Home Loan Bank. And this is the purpose our Home Loan Bank will continue to act on after tomorrow, when I retire as president of the FHLBNY. Our purpose is to support the local lender, responsible lending, community development and economic growth. The Home Loan Bank is a partner to every member of our cooperative, and in my 255th, and final, report to members, I am proud to report that your partner is strong.

On March 24th, the FHLBNY filed its Form 10-K for 2013, putting the final stamp on what was another solid year for your Home Loan Bank. It was also a solid year for the Federal Home Loan Bank System. On March 28th, the Office of Finance issued its Combined Financial Report for the Federal Home Loan Banks for the year ended December 31, 2013. As you will see from the chart included below, in 2013, net income for the System was $2.53 billion, a slight decrease from 2012, but still the second-highest net income since the financial crisis. More important is that, in 2013, Systemwide advances stood at $498.6 billion, an increase of 17 percent from 2012, and the second straight year in which the System’s level of advances grew.

All 12 Home Loan Banks were profitable in 2013, and more than half the Home Loan Banks posted net income for the year that represented an increase over 2012’s results. As housing market reform efforts pick up steam in Congress, our performance, both at the FHLBNY and Systemwide, continues to prove that the Home Loan Banks are a System that works.

Report from the President
March 31, 2014

FHLBanks Office of Finance
2013 Balance Sheet and Income Statement Highlights
(dollar amounts in millions)
	Net Income	Advances
Combined	$2,527	$498,599
Boston	$212	$27,517
New York	$305	$90,765
Pittsburgh	$148	$50,247
Atlanta	$338	$89,588
Cincinnati	$261	$65,270
Indianapolis	$218	$17,337
Chicago	$343	$23,489
Des Moines	$110	$45,650
Dallas	$88	$15,979
Topeka	$119	$17,425
San Francisco	$308	$44,395
Seattle	$61	$10,935

Our Home Loan Bank posted the fourth-highest net income in 2013, and our commitment to our Advances Bank model resulted in our funding to members being the highest in the System in 2013. And our commitment to providing that liquidity continues: advances averaged $89.0 billion in February 2014, a slight decrease of $1.9 billion from January 2014.

I joined the Home Loan Bank in November of 1992, and we closed 1993 – my first full year at the FHLBNY – with an average advances balance of $9.2 billion. As you see in the chart above, in 2013 – my last full year at the FHLBNY – those advances stood at $90.8 billion, a nearly tenfold increase. Our total assets have grown at a similar pace, increasing from $19.0 billion in 1993 to $128.3 billion in 2013. And our results have matched this pace: in 1993, our net income was $117 million. Last year, we posted net income of $305 million. In 1993, the Home Loan Bank returned a dividend payout of $101.1 million; last year, we returned $213.5 million to our members.

Over time, that membership has grown – from 256 institutions in 1993 to 341 at the end of last year – but we are committed to each and every one of our members, intent on providing you with the same personal service that your customers have come to expect from their local lender.

Our reliability can be counted on in tough times. At the height of the financial crisis, the Home Loan Bank was there for our members, increasing advances by 43 percent from the second quarter of 2008 through the first quarter of 2009. In the fourth quarter of 2008, our advances reached a peak of $109.2 billion, reflecting the significant role the FHLBNY played in helping our membership support our region’s economy during challenging times.

Report from the President
March 31, 2014

It is a role we continue to play today. Our scope may have increased over the past two decades, but our focus remains the same: providing our members with a source of reliable and accessible funding to help you meet the needs of the communities you serve.

We maintain this focus because of our experienced and talented staff. In 1993, I had 170 colleagues at the Bank. Today, I have 258. Earlier this month, we celebrated the retirements of four of those colleagues, who between them had 103 years of service to the cooperative. And that length of service is not an anomaly here: across the FHLBNY, we have 40 employees –15 percent of our staff – with more than 20 years of service to the Home Loan Bank. Our Management Committee has an average tenure of 18 years. We have created a culture in which our employees enjoy coming to work every day, a source of pride for me and a source of stability for our membership.

And our members should expect that stability, and a strong Home Loan Bank, going forward. On October 15th, 2013, José R. González joined our team as our executive vice president and as my successor. Over the past six months, our transition process has been seamless. As José prepares to take the helm on April 2nd, I know the Bank remains in exceptionally strong hands under his leadership. José brings with him a decade of experience as a Member Director on our Board, including nearly five years as our vice chairman. And he also brings the expertise and knowledge gained over an entire career as a community banker. José is the first community banker to lead your Home Loan Bank in more than 50 years, and the membership will be well-served by having a former member leading the cooperative.

As I did, José will benefit from the dedication and hard work of the team at the FHLBNY, as well as guidance from our Board of Directors. But he will also benefit from the strength of our membership.

Our membership represents what a local lender should truly be: an active and involved member of the community, providing responsible loans to strengthen families and drive growth. And our partnership represents the relationship every lender should have with the Home Loan Bank. As Mr. Engelke testified to nine years ago, “the Federal Home Loan Banks will continue to play an important part in providing liquidity to community banks so the folks working on Main Street and living in the adjoining suburbs have a place to work and a place to call home.”

That home is at the center of what we do. As community bankers, we know firsthand that, when done right, homeownership can produce powerful economic, social and civic benefits that serve the individual homeowner, the larger community and the nation. At the Home Loan Bank, we have seen this reflected in the success of our First Home ClubSM, which we introduced in 1995.

In the first year of the program, which provides grant assistance to help first-time homebuyers, we helped 13 households become homeowners. And since that time, we have provided $52 million in grants to help 7,640 households become homeowners. And the program is growing: we currently have an additional 5,858 households in the First Home ClubSM pipeline, ready to become new, responsible homeowners and contributors to their communities.

Report from the President
March 31, 2014

And these communities across our region are strong. I should know – I grew up in Queens, raised my children in Westchester, worked in Manhattan and now live in Long Branch. A common thread in each of these communities is the strong presence of the local lender. That presence is in the small businesses that line Main Street, and it is in the homes in which we raise our families. Though I will no longer be an employee of the Home Loan Bank, I remain a member of the community, and so the strong partnership between the FHLBNY and its 341 local member-lenders will continue to be a presence in my life.

It has been my life’s honor to work for the Federal Home Loan Bank of New York – both with my colleagues and for our members and the communities in which we all live and for which we all work. I thank you for the opportunity, and look forward to watching our cooperative continue to thrive.

Sincerely,

Alfred A. DelliBovi
President and CEO

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.